Exhibit 10.14
TERMINATION OF LEASE AGREEMENT

THIS TERMINATION OF LEASE AGREEMENT (this “Agreement”), is made as of this 27th day of July, 2007 by and between BLUME YALE LIMITED PARTNERSHIP, a Washington limited partnership (hereinafter referred to as “Landlord”) and ONVIA, INC., a Delaware corporation, f/k/a Onvia.com, Inc., a Washington corporation (hereinafter referred to as “Onvia” or “Tenant”). The recitals that follow incorporate the terms defined in Section 1 of this Agreement.

RECITALS

Whereas, Landlord and Tenant entered into the Onvia Lease; and

Whereas, Landlord, Tenant and Foundation are, of even date herewith, executing a certain Stage III Tri-Party Agreement (“Stage III Tri-Party Agreement”) providing for the simultaneous (i) termination of the Onvia Lease and (ii) amendment of an existing lease between Landlord and Foundation to cause the Onvia Space to be leased by Foundation under the terms of said lease, subject to the terms and conditions as more specifically set forth in the Stage III Tri-Party Agreement; and

Whereas, Landlord and Tenant desire to terminate the Onvia Lease, subject to the terms and conditions as more specifically set forth below and in the Stage III Tri-Party Agreement.

Now, therefore, in consideration of the mutual covenants contained herein and other valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereby mutually agree to modify and terminate the Onvia Lease as follows:

1. Definitions. The terms “Stage III Transition Notice”, “Stage III Transition Date”, “Onvia Lease”, “Foundation”, “Foundation Lease”, “Stage III Collateral Agreements” and “Onvia Space” have the meanings set forth in the Stage III Tri-Party Agreement.

2. Effect of Delivery of Transition Notice. Upon the delivery of a valid Stage III Transition Notice in accordance with the Stage III Tri-Party Agreement, the Onvia Lease shall terminate on the Stage III Transition Date specified in the Stage III Transition Notice, as if the Stage III Transition Date had originally been identified as the “Termination Date” under Section 3.1 of the Onvia Lease and as the last day of the “Lease Term” as defined in the Onvia Lease.

3. Conditions in Stage III Tri-Party Agreement. Reference is made to the Stage III Tri-Party Agreement, including Section 3 thereof, for conditions to the effectiveness of this Agreement, including the absence of default under the Onvia Lease and Foundation

Lease as of the delivery of the Stage III Transition Notice and the Stage III Transition Date, the delivery of a valid Stage III Transition Notice, and the delivery to Onvia of notice from Landlord that Landlord’s lender has consented to the transactions contemplated by the Stage III Collateral Agreements.

4. Rent and Letter of Credit.

4.1 Rent. Any Rent paid by Onvia for period(s) subsequent to the Stage III Transition Date shall be reconciled between Onvia and Foundation as set forth in the Stage III Tri-Party Agreement. Each party shall retain their respective rights and obligations with respect to additional rent due or payable under the Onvia Lease prior to the Stage III Transition Date (including rights to payments following reconciliation or operating costs and/or real estate tax payment amounts, if any).

4.2 Letter of Credit. Provided Onvia has satisfied its obligations hereunder and under Section 7 below in particular, Landlord shall return the letter of credit held by Landlord under Paragraph 7 of Exhibit E of the Onvia Lease within three (3) business days of the Stage III Transition Date.

5. Surrender of Possession. Effective as of the Stage III Transition Date, Tenant hereby releases and surrenders to Landlord, its successors and assigns, the Onvia Space and all rights and interest and any and all improvements in non-trade fixtures Tenant may have thereunder.

6. Acceptance of Surrender. Landlord, for itself and its successors and assigns, accepts the surrender of the Onvia Space and the termination of the Onvia Lease from and after the Stage III Transition Date on the terms and conditions set forth in Section 2 of this Agreement and the Onvia Lease.

7. Condition of Onvia Space on Surrender; Removal of Signs.

7.1 Onvia Space. Notwithstanding anything to the contrary set forth in the Onvia Lease, Tenant shall have no duty or obligation to remove any improvements, cabling or wiring installed in the Onvia Space, nor repair or restore the Onvia Space upon termination of the Onvia Lease, it being the understanding of Landlord, Onvia and Foundation that the Onvia Space shall be surrendered to Landlord by Tenant in their then current “as is” condition. Onvia’s obligations obligations to Foundation regarding the condition of the Onvia Space shall be the subject matter of a separate agreement between Foundation and Onvia.

7.2 Signs. Not later than ten (10) business days prior to the Stage III Transition Date, Onvia shall remove the signs on the Building installed by or for the benefit of Onvia and repair the surface of the Building to its original condition at Onvia’s expense. In the event Onvia fails to do so, or if Landlord incurs any expense in restoring the surface of the Building, Onvia shall remit to Landlord such costs as shall be incurred by Landlord upon submission of Landlord’s invoice for same.

8. Commissions. Each party hereto represents and warrants to the other party that there are no broker’s commissions due any broker employed or representing such party with respect to this Agreement and each party agrees to indemnify and hold harmless the other party from and against any such claims for commissions arising by or through the actions of the indemnifying party. Each party hereto hereby represents and warrants that it is authorized to enter into this Agreement and perform its obligations hereunder.

9. Execution. This Agreement may be executed with facsimile copies, either counterpart of which, when fully executed, shall be considered an original and binding agreement. All notices to be delivered under this Agreement shall be delivered to the parties in the manner as provided in the Stage III Tri-Party Agreement.

10. Modifications; Amendment. This Agreement may not be orally changed or terminated, nor any of its provisions waived, except by an agreement in writing signed by the party against whom enforcement of such change, termination or waiver is sought.

In witness whereof, Landlord and Tenant have caused this Lease Termination Agreement to be executed as of the date hereinabove written.

BLUME YALE LIMITED PARTNERSHIP Landlord By: _____________________________ Its: ______________________________	ONVIA, INC. Tenant By: _____________________________ Its: ______________________________

STATE OF WASHINGTON }
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COUNTY OF KING   }

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this ____ day of ____________, 2007, before me personally appeared _______________, to me known to be the ____________ of ONVIA, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

Notary Public in and for the State of Washington, residing at My commission expires: [Type or Print Notary Name]

(Use This Space for Notarial Seal Stamp)

STATE OF WASHINGTON  )
) ss.
COUNTY OF KING   )

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this ____ day of ________________, 2007, before me personally appeared BRUCE M. BLUME, to me known to be the general partner of BLUME YALE LIMITED PARTNERSHIP, the partnership that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

Notary Public in and for the State of Washington, residing at My commission expires: [Type or Print Notary Name]

(Use This Space for Notarial Seal Stamp)